Exhibit 99.1

Investor Relations Contact:
Jean Fontana/Megan Crudele
ICR, Inc.
Jean.fontana@icrinc.com
Megan.crudele@icrinc.com
646-277-1200

FOR IMMEDIATE RELEASE

Vince Holding Corp. Announces Executive Management Change

NEW YORK, New York – June 25, 2015 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today announced that Mark Brody has been appointed interim Chief Financial Officer. Mr. Brody was most recently Managing Director and Group CFO at Sun Capital Partners, Inc. He replaces Lisa Klinger who resigned from the Company, effective immediately.

Jill Granoff, Chief Executive Officer of Vince, commented, “We are delighted that Mark has agreed to step into the CFO role on an interim basis while we conduct a search for a permanent replacement. He has been a director on our Board since 2008 and we believe he is uniquely qualified to serve in this role given his in-depth knowledge of the Vince business and organization, as well as his strong financial and operational background. I look forward to partnering with Mark and leveraging his valuable insights into our business as we continue pursuing our key growth initiatives. We thank Lisa for her numerous contributions to Vince, including her support during our IPO process and the terrific team she has built, and wish her well in her future endeavors.”

Mr. Brody has 30 years of senior finance and executive management experience. During his tenure at Sun Capital, he has been responsible for the business unit operational and financial oversight of a variety of portfolio companies, including Vince, Gordmans Stores, The Limited, and Kellwood. Mr. Brody worked extensively on the operational and financial separation of Vince from Kellwood, as well as the related IPO and secondary offering. Prior to joining Sun Capital Partners, Mr. Brody served from 2001 to 2006 as CFO for Flight Options, a high growth fractional jet business. Prior to Flight Options, he held other senior finance roles for manufacturing-related public companies. He started his career as an auditor with Ernst & Young. Mr. Brody currently serves on the Board of Vince Holding Corp. and Gordmans Stores, Inc.

ABOUT VINCE

VINCE is a leading contemporary fashion brand best known for modern effortless style and everyday luxury essentials. Established in 2002, the brand now offers a wide range of women’s, men’s and children’s apparel, women’s and men’s footwear, and handbags. Vince products are sold in prestige distribution worldwide, including over 2,500 distribution locations across 42 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operates 32 full-price retail stores, 10 outlet stores and its ecommerce site, VINCE.com. Please visit www.VINCE.com for more information.

Forward Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the financial results or benefits anticipated. These forward-looking statements are not guarantees of actual results. Our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading “Risk Factors.” We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

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